Exhibit 10.37

DIRECTOR STOCK OPTION AGREEMENT

UNDER THE

CITY NATIONAL CORPORATION

AMENDED AND RESTATED 2002 OMNIBUS PLAN

This Stock Option Agreement is made and entered into as of [insert grant date], by and between City National Corporation, a Delaware corporation (the “Company”), and [insert Director’s name], a director of the Company (the “Optionee”), with reference to the following:

A.                                   Under Section 2.8 of the City National Corporation Amended and Restated 2002 Omnibus Plan (the “Plan”), non-employee directors of the Company are automatically granted options to purchase 500 shares of the Company’s common stock, $1.00 par value (the “Stock”), each year on date of the Company’s annual meeting of stockholders.

B.                                     Optionee is a director, but not an employee, of the Company and, therefore, is eligible to receive a grant of options pursuant to Section 2.8 of the Plan.

NOW, THEREFORE, in consideration of the foregoing recitals and the performance of the mutual covenants contained herein, it is hereby agreed as follows:

1.                                       Grant of Option.  The Optionee is granted the right and option (the “Option”) to purchase, upon the terms and conditions set forth in this Agreement, all or any part of the following number of shares of Stock at the following price per share:

Number of Shares	Price Per Share

500	$1.00

The number of shares subject to the Option and the Option price are subject to adjustment in certain events, as provided in the Plan.

2.                                       Time of Exercise.  The Option will vest in Optionee and may be exercised at any time and from time to time, as to all or any number of full shares not exceeding in the aggregate the number of shares set forth in Paragraph 1, beginning [insert date six months from grant date] (or, if earlier, upon termination of the Optionee’s position as director of the Company for any reason other than for cause) and ending [insert date ten years from grant date] (the “Expiration Date”) (or, if earlier, upon termination of the Option as described in Paragraph 4).  Not less than 100 shares may be purchased at any one time unless the shares purchased are all of the shares then purchasable under the Option.

3.                                       Method of Exercise.  The Option or any part thereof may be exercised by giving written notice of exercise to the Secretary of the Company, which notice must state the number of full shares to be purchased and must be accompanied by payment in full for the number of shares to be purchased (and payment of any amount necessary to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for the account of the Optionee, unless the

Optionee has made other arrangements satisfactory to the Committee, as defined in the Plan), such payment to be in cash or in shares of Stock or a combination thereof.  If any part of such payment consists of Stock, such Stock must have been owned for at least one year and will be valued at the last sale price of such Stock as reported by the New York Stock Exchange on the day before the date of exercise.  The date such notice is received by the office of the Secretary will be the date of exercise of the Option as to such number of shares.

The Company will issue and deliver to Optionee a certificate for the number of shares purchased; provided, however, that if the Company is required to take any action pursuant to Paragraph 9 with respect to the shares before issuance thereof, then the date for issuance and delivery of such shares will be extended for the period of time necessary to take such action.

4.                                       Termination of Option.  The Option and all rights granted under this Agreement, to the extent such rights have not been exercised, will terminate on the earlier of the Expiration Date or the earliest to occur of the following:

4.1                                 Immediately upon termination of Optionee’s position as director of the Company for cause, as defined in the Plan.

4.2                                 Three (3) months after the date of termination of Optionee’s position as director of the Company for any reason other than for cause.

5.                                       Limitation on Transfer.  The Option and all rights granted under this Agreement are personal to Optionee and cannot be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment or similar processes, except that after the Optionee’s death, the Option and all rights granted under this Agreement, to the extent such rights have not theretofore been exercised, may be exercised by Optionee’s personal representative or by the person or persons to whom the Option passes by will or by the applicable laws of descent and distribution and except as may otherwise be provided in the Plan.

6.                                       Receipt of Plan.  Optionee acknowledges that Optionee has received a copy of the Plan.  In the event of any conflict between the Plan and this Agreement, the provisions of the Plan will prevail.  Optionee’s rights hereunder are subject to modification or termination in certain events, as provided in the Plan, including without limitation such rules and regulations as may from time to time be adopted or promulgated in accordance with Section 1.3 of the Plan.

7.                                       Committee Decisions.  All decisions of the Committee with respect to any questions concerning the application, administration or interpretation of the Plan will be conclusive and binding on the Company and Optionee.

8.                                       No Rights as Stockholder.  Optionee will have no rights as a stockholder with respect to shares of the Company’s Stock covered by this Option until the date of the issuance of a stock certificate or stock certificates.  No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

9.                                       Compliance with Securities Laws.  No shares may be purchased or issued upon the exercise of this Option unless and until any then applicable requirements of federal or state law, the Securities and Exchange Commission, the California Commissioner of Corporations, any national securities exchange upon which the Stock of the Company may be listed and any other regulatory agency having jurisdiction have been fully complied with.

10.                                 Binding Effect.  This Agreement will bind and inure to the benefit of the Company and its successors and assigns and Optionee and any permitted successors and assigns of Optionee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written above.

City National Corporation, a Delaware corporation

By:
[insert name and title]

By:
[insert Director’s name] ,Optionee